UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KEELEY FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

January 25, 2017 Dear Valued Shareholder:

We need your proxy vote before February 15th. Convenient voting options are below. Please help us by voting today.

By now you likely have received multiple packages or e-mails from Keeley Funds containing information related to the special meeting of shareholders scheduled for February 15, 2017. On the meeting agenda are important matters related to the operation of the Funds. After careful consideration, the Board of Directors of the Corporation unanimously recommends that shareholders vote “FOR” the proposals listed in both the proxy statement and on the enclosed copy of your proxy card.

In order to conduct this important business for your Fund, we need your proxy vote.

Responses thus far have been overwhelmingly favorable; however, we need your help to secure the remaining shares needed. Please help us by taking a moment to cast a vote for your shares today.

Sincerely,

Kevin M. Keeley

President

Keeley Funds, Inc.

PS – More information regarding this special meeting and the proposals can be found in the proxy statement. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-888-540-8597 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are four convenient methods for voting your proxy:

1.	Vote by Phone. Call one of our proxy specialists toll-free at 1-888-540-8597, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the special meeting on February 15th.

111 W Jackson Boulevard #810, Chicago, IL 60604